Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2007 on the consolidated financial statements of ECO2 Plastics, Inc. (f.k.a. ITEC Environmental Group, Inc.) and Subsidiary as of December 31, 2006 and for the years ended December 31, 2006 and 2005 included herein on the registration statement of ECO2 Plastics, Inc. on Form SB-2 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 17, 2007